Exhibit 5.1

October 17, 2022

Business First Bancshares, Inc.

500 Laurel Street, Suite 101

Baton Rouge, Louisiana 70801

Re:          Business First Bancshares, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Business First Bancshares, Inc., a Louisiana corporation (the “Company”), in connection with certain legal matters with respect to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale of an aggregate of 2,500,000 shares (the “Shares”) of the Company’s common stock, par value $1.00 per share (the “Common Stock”), pursuant to that certain underwriting agreement by and among Business First Bancshares, Inc., a Louisiana corporation (the “Company”), b1BANK, a Louisiana state banking association, and Stephens Inc., as representative of the several underwriters named in Schedule 1 thereto (collectively, the “Underwriter”). The Shares have been offered for sale pursuant to a prospectus supplement, dated October 12, 2022 (the “Prospectus Supplement”) and filed with the SEC on October 13, 2022 pursuant to Rule 424(b) under the Securities Act, to the base prospectus (as amended and supplemented by the Prospectus Supplement, the “Prospectus”) that constitutes a part of the Company’s Registration Statement on Form S-3, as amended (File No. 333-256605) (the “Registration Statement”), filed by the Company with the SEC on May 28, 2021 and declared effective by the SEC on June 8, 2021.

In connection with rendering the opinion set forth below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (a) the Registration Statement, (b) the Prospectus, (c) the Amended and Restated Articles of Incorporation of the Company, as amended to date and currently in effect, (d) the Amended and Restated Bylaws of the Company, as amended to date and currently in effect, (e) the Underwriting Agreement in substantially the form filed as Exhibit 1.1 to the Current Report on Form 8-K filed by the Company in which this opinion is included, pursuant to which the Shares are to be sold, and (f) certain resolutions of the Board of Directors of the Company relating to the transactions described in the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, the authenticity of the originals of such copies, and the accuracy and completeness of the corporate records made available to us by the Company. We have further assumed that the Underwriting Agreement has been duly authorized and validly executed and delivered by the Underwriters, and that the Shares will be offered and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the Prospectus. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Business First Bancshares, Inc.

October 17, 2022

Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued and sold by the Company, when issued, sold, delivered, and paid for as contemplated by the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

This opinion is based on the laws of the State of Louisiana and applicable federal securities law, and we express no opinion on the laws of any other jurisdiction. No opinion may be inferred or implied beyond the matters expressly stated herein. This opinion speaks only as of its date and we undertake no obligation to advise you of any change in any matter set forth in this letter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours, /s/ Fenimore Kay Harrison LLP FENIMORE KAY HARRISON LLP